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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: December 23, 2002

UnitedGlobalCom, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-496-58	84-1602895
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification #)

4643 South Ulster Street, Suite 1300, Denver, CO 80237
(Address of Principal Executive Office)

(303) 770-4001
(Registrant's telephone number, including area code)

Item 5. Other Events.

        On December 23, 2002, United Pan-Europe Communications N.V. ("UPC") announced that (i) together with New UPC, Inc., a newly-formed Delaware corporation that will become the holding company for UPC upon consummation of UPC's recapitalization, it has filed a first amended plan of reorganization and a related first amended disclosure statement with the United States Bankruptcy Court for the Southern District of New York (the "U.S. Bankruptcy Court") in connection with UPC's pending case filed on December 3, 2002 under Chapter 11 of the United States Bankruptcy Code (Case No. 02-16020) and (ii) it has submitted a revision to the draft plan of compulsory composition (Akkoord) to the Amsterdam Court (Rechtbank) under the Dutch Faillissementswet (Dutch Bankruptcy Code).

        UPC's Report on Form 8-K, dated December 23, 2002 (disclosing the filing of the first amended plan of reorganization and first amended disclosure statement and submission of the Akkoord (as revised)), press release and the first amended disclosure statement (including the first amended plan of reorganization and the Akkoord (as revised)) filed with the U.S. Bankruptcy Court are attached hereto as Exhibits 99.1, 99.2 and 99.3, respectively, and are incorporated herein in their entirety by reference.

        Note regarding forward looking statements.    This Report on Form 8-K and the documents incorporated herein and included as exhibits contain forward looking statements, including the timing and outcome of UPC's U.S. and Dutch insolvency proceedings, as well as other non-historical information. These forward-looking statements involve certain risks and uncertainties that could cause actual results to differ materially from those expressed or implied by these statements, including, among other things, the outcome of the court proceedings.

Item 7. Financial Statements and Exhibits.

  (c)
  Exhibits.

Exhibit Number	Description
99.1	Current Report on Form 8-K of UPC (File No. 000-25365), dated December 23, 2002 (exhibits omitted).
99.2
Press release of UPC announcing filing of its first amended disclosure statement (including its first amended plan of reorganization under Chapter 11 of the U.S. Bankruptcy Code) and Akkoord (as revised) incorporated by reference from the Current Report on Form 8-K for UPC (File No. 000-25365), dated December 23, 2002.
99.3
Form of first amended disclosure statement filed by UPC and New UPC, Inc., together with Annex A (first amended plan of reorganization under Chapter 11 of the U.S. Bankruptcy Code) and Annex B (Akkoord (as revised)) incorporated by reference from the Current Report on Form 8-K for UPC (File No. 000-25365), dated December 23, 2002.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITEDGLOBALCOM, INC.
By:	/s/ ELLEN P. SPANGLER Ellen P. Spangler Secretary

Date: December 23, 2002

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  Item 5. Other Events.
  Item 7. Financial Statements and Exhibits.
SIGNATURE